Exhibit 99.1

VISHAY ANNOUNCES $150 MILLION STOCK REPURCHASE AUTHORIZATION

MALVERN, PENNSYLVANIA – August 2, 2017 – Vishay Intertechnology, Inc. (NYSE: VSH), one of the world's largest manufacturers of discrete semiconductors and passive components, today announced that its Board of Directors has authorized a $150 million stock repurchase plan. The authorization will expire on June 1, 2018.

Marc Zandman, Executive Chairman of the Board and Chief Business Development Officer, commented, "This stock repurchase authorization is a continued expression of our ability and our commitment to enhance total stockholder return over the long-term."

Dr. Gerald Paul, President and Chief Executive Officer, remarked, "The announced stock repurchase authorization demonstrates our confidence in our long-term cash flows and strong balance sheet - we are able to continue to invest for our Growth Plan as well as return capital to stockholders."

Under the program authorized by its Board of Directors, the Company may repurchase shares in open market purchases or through privately negotiated transactions, subject to market and business conditions, legal requirements, and other factors. The Company may enter into Rule 10b5-1 plans to facilitate repurchases. This stock repurchase program does not obligate the Company to acquire any particular amount of common stock, and it may be terminated or suspended at any time at the Company's discretion in accordance with the plan.

Vishay expects to fund stock repurchases through cash on hand and borrowings under its revolving credit facility.

About Vishay

Vishay Intertechnology, Inc., a Fortune 1000 Company listed on the NYSE (VSH), is one of the world's largest manufacturers of discrete semiconductors (diodes, MOSFETs, and infrared optoelectronics) and passive electronic components (resistors, inductors, and capacitors). These components are used in virtually all types of electronic devices and equipment, in the industrial, computing, automotive, consumer, telecommunications, military, aerospace, power supplies, and medical markets. Vishay's product innovations, successful acquisition strategy, and "one-stop shop" service have made it a global industry leader. Vishay can be found on the Internet at www.vishay.com.

Statements contained herein that relate to the Company's future performance, including statements with respect to the stock repurchase plan, cash generation, stockholder returns, expected uses of cash, and the Company's Growth Plan and the performance of the economy in general, are forward-looking statements within the safe harbor provisions of Private Securities Litigation Reform Act of 1995. Words such as "believe," "estimate," "will be," "will," "would," "expect," "anticipate," "plan," "project," "intend," "could," "should," or other similar words or expressions often identify forward-looking statements. Such statements are based on current expectations only, and are subject to certain risks, uncertainties and assumptions, many of which are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance, or achievements may vary materially from those anticipated, estimated or projected. Among the factors that could cause actual results to materially differ include: general business and economic conditions; delays or difficulties in implementing our cost reduction strategies; changes in foreign currency exchange rates; uncertainty related to the effects of changes in foreign currency exchange rates; competition and technological changes in our industries; difficulties in new product development; difficulties in identifying suitable acquisition candidates, consummating a transaction on terms which we consider acceptable, and integration and performance of acquired businesses; changes in applicable domestic and foreign tax regulations and uncertainty regarding the same; and other factors affecting our operations that are set forth in our filings with the Securities and Exchange Commission, including our annual reports on Form 10-K and our quarterly reports on Form 10-Q. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Source: Vishay Intertechnology, Inc.
Contact:
Vishay Intertechnology, Inc.
Peter Henrici
Senior Vice President, Corporate Communications
+1-610-644-1300